SUBSIDIARIES OF
                        PINNACLE WEST CAPITAL CORPORATION

Arizona Public Service Company
State of Incorporation:  Arizona

Axiom Power Solutions, Inc.
State of Incorporation:  Arizona

Bixco, Inc.
State of Incorporation:  Arizona

APS Energy Services Company, Inc.
State of Incorporation:  Arizona

SunCor Development Company
State of Incorporation:  Arizona

SunCor Resort & Golf Management, Inc.
State of Incorporation:  Arizona

Litchfield Park Service Company
State of Incorporation:  Arizona

Golden Heritage Homes, Inc.
State of Incorporation:  Arizona

Golden Heritage Construction, Inc.
State of Incorporation:  Arizona

SCM, Inc.
State of Incorporation:  Arizona

Golf de Mexico, S.A. DE C.V.
Incorporation:  Tijuana, Baja California, Mexico

SunCor Realty & Management Company
State of Incorporation:  Arizona

Palm Valley Golf Club, Inc.
State of Incorporation:  Arizona

Rancho Viejo de Santa Fe, Inc.
State of Incorporation:  New Mexico

Ranchland Utility Company
State of Incorporation:  New Mexico

El Dorado Investment Company
State of Incorporation:  Arizona